SAMPLE EXHIBIT FOR ITEM 77I

Oppenheimer Rochester Michigan Municipal Fund
NSAR Exhibit – Item 77I

Oppenheimer Rochester Michigan Municipal Fund (the "Registrant"), which offers shares classes A, B, C and N, began offering Class Y shares on July 29, 2011.  Post−Effective Amendment No. 6 to the Registrant's Registration Statement, Accession Number 0000728889-11-000878, which includes the terms of Class Y shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N−SAR.